SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) April 25, 2002


               Exact name of Registrants as
                       specified in
Commission      their charters, address of        IRS Employer
                    principal executive
   File          offices and Registrants'        Identification
  Number             telephone number                Number

 1-14465               IDACORP, Inc.               82-0505802
  1-3198            Idaho Power Company            82-0130980
                   1221 W. Idaho Street
                   Boise, ID 83702-5627
                      (208) 388-2200

     State or Other Jurisdiction of Incorporation:  Idaho



                             None
Former name, former address and former fiscal year, if changed since last report.


                          IDACORP, Inc.
                       IDAHO POWER COMPANY
                            Form 8-K

Items 1 through 4 and 6 through 9 are inapplicable and have been omitted herefrom.

Item 5.   OTHER EVENTS.

The Company issued the following press release:

IDACORP Reports First Quarter 2002 Earnings

     BOISE - IDACORP, Inc. (NYSE:IDA) today reported first quarter 2002 earnings of 66 cents per share, a 27-cents-per-share decline from last year's 93 cents per share.
Net income for the first quarter 2002 was $25 million, $10 million less than the same period a year earlier. The reduction was due to weakened performance by non-regulated operations.
     "IDACORP Energy's weaker financial performance came from declining regional pricing spreads and fewer credit worthy counterparties in the markets," said IDACORP President and CEO Jan Packwood. "Idaho Power, our regulated business, contributed more to earnings this year, but is still recovering from the effects of last year's severe drought and high power supply costs."
The Company reaffirms its April 12 earnings-per-share guidance for 2002 to a range between $2.20 and $2.50.

Business Operations
IDACORP ENERGY
     IDACORP Energy contributed 11 cents per share in the first quarter, down 51 cents per share from last year's strong performance. The company's quarterly volume of settled power sales continues its upward trend, increasing 25 percent to 13 million megawatt-hours (MWh) in first quarter 2002, compared to
10.4 million MWh in the fourth quarter 2001.
     The dramatic decline in regional pricing spreads and volatility has driven this decrease in earnings, despite the increase in settled sales volumes. The company expects to offset the current soft market conditions with continued focus on structured origination activity and growth in product offerings. IDAHO POWER COMPANY
     While still below normal levels, Idaho Power's earnings improved to 57 cents per share for the quarter, a 20-cents-per-share increase over the disappointing 37 cents per share earned in last year's first quarter. The increase reflects better hydroelectric generating conditions and lower wholesale market prices that led to lower power supply costs.
     For the quarter, general business revenues were up $53 million. The primary driver of the increase in revenues was the May 1 and October 1, 2001, Power Cost Adjustment (PCA) rate increases combined with continued customer growth. The PCA increases were approved solely for power supply cost recovery and did not enhance bottom line performance. The revenue increase was dampened somewhat by load reduction programs and the impact of customers' response to higher retail prices.
     The National Weather Service River Forecast Center is projecting that April-July inflow into Brownlee Reservoir, Idaho Power's key water storage facility, is expected to be 3.6 million acre-feet (maf). Average inflow into the reservoir is 6.3 maf.

     Idaho Power added 1,273 general business customers during the first quarter 2002 and as of March 31, Idaho Power had 403,012 general business customers.

Regulatory Update
     On April 15, Idaho Power submitted its annual Power Cost Adjustment filing with the Idaho Public Utilities Commission
(IPUC). This filing calls for the recovery of $249 million in extraordinary power supply costs.
     On April 18, the IPUC ordered the denial of $10 million (amount through September 2001 now estimated to be $12 million through March 31, 2002) of revenues forgone by Idaho Power as a result of last year's irrigation load reduction program. IPC believes this order is inconsistent with an earlier order that allowed recovery of such revenues. IPC will be filing a Petition for Reconsideration relating to this order with the IPUC. It is a long-standing legal position in Idaho that an IPUC order is not administratively final until the reconsideration process is completed. If IPC is unsuccessful in its efforts before the IPUC, it would write off the amount.
     On April 22, IPUC Staff filed testimony related to IPC's annual PCA filing and its March 11, 2002 Energy Cost Bond Charge filing (Securitization).
Staff Testimony has proposed a number of adjustments to the Company's filings. The four major items include:
  1) Removal of reduced revenues (estimated to be $12 million) associated with the Irrigation Load Reduction Program noted above;
  2) Removal of a portion of the expenses (estimated to be $2.9 million) associated with the mobile diesel generators;
  3) Denial of IPC's request to issue energy cost recovery bonds for a portion of the PCA balance; and
  4) Recovery of PCA deferred costs over a two-year period with a carrying charge on the amount deferred beyond one year.
  A hearing on these issues is scheduled for Friday, April 26, 2002, and the IPUC is expected to issue an order related to these and other issues on May 9, 2002. Idaho Power believes that in items #1 and #2, that it had appropriate regulatory authorization to defer and collect these amounts.
  In the event that IPC is not allowed to issue energy cost recovery bonds, it will evaluate alternative financing options at that time.

OTHER SUBSIDIARIES
     IDACORP Financial contributed 5 cents per share for the first quarter 2002, 2 cents per share more than last year's first quarter.
     Ida-West Energy recorded a net loss of 2 cents per share for the first quarter as compared to a 1-cent-per-share gain in last year's first quarter. On April 15, Idaho Power exercised its option to delay the in-service date of the Garnet Energy Facility from June 1, 2004, to June 1, 2005. This decision was based on the fact that permitting, resource needs, and regulatory approval has extended beyond original projections.
     IDACORP continues to invest in the future of power technology and communications through its subsidiaries IdaTech and IDACOMM. These entities and IDACORP's other business activities recorded a loss of 5 cents per share on the quarter, which is a 5-cents-per-share improvement when compared with the first quarter last year.

Background Information
     Boise, Idaho-based IDACORP, formed in 1998, is a holding company comprised of: Idaho Power, a regulated electric utility; Ida-West Energy, an independent power project management and development arm; IDACORP Energy, a marketer of energy and energy related products and services; IDACORP Financial, an investment vehicle which makes investments primarily in affordable housing projects; IdaTech, a developer and producer of fully integrated fuel cell systems; and IDACOMM, a telecommunications subsidiary providing high-speed Internet access technologies.
     Certain statements contained in this news release, including statements with respect to future earnings, are "forward-looking statements" within the meaning of the federal securities laws. Although IDACORP believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Important factors that could cause actual results to differ materially from the forward-looking statements include: the current energy situation in the western United States, market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; operating performance of plants and other facilities; environmental conditions and requirements; and system conditions and operating costs. Any such forward-looking statements should be considered in light of such factors and others noted in IDACORP and Idaho Power Company's Form 10-K for the year 2001, and other reports on file with the Securities and Exchange Commission.





                          IDACORP, Inc.
                Consolidated Earnings Statements
            For Periods Ended March 31, 2002 and 2001
                  Summary Financial Information
          (Millions of Dollars, expect per share data)

                                     Three Months Ended
                                    3/31/02        3/31/01
OPERATING REVENUES:
 Electric utility:
   General business                 $ 186          $ 133
   Off-system sales                    20             55
   Other revenues                       9             12
     Total electric utility
       revenues                       215            200
 Energy marketing:
   Energy marketing
     commodities & services           434            929
 Other                                  4              3
   Total operating revenues           653          1,132

OPERATING EXPENSES:
 Electric utility:
   Purchased power                     30            125
   Fuel expense                        28             25
   Power cost adjustment               34            (58)
   Other operation &
     maintenance                       50             49
   Depreciation                        23             21
   Taxes other than income
     taxes                              5              5
     Total electric utility
       operations                     170            167
 Energy marketing:
   Cost of energy commodities
     and services                     425            858
   Selling, administrative
     and general                        3             33
 Other                                  8              9
     Total operating expenses         606          1,067

OPERATING INCOME:
 Electric utility                      45             33
 Energy marketing                       6             38
 Other                                 (4)            (6)
   Total operating income              47             65

OTHER INCOME                            5              5

INTEREST EXPENSE AND OTHER:
 Interest on long-term debt            13             13
 Other interest expense                 4              3
 Preferred dividends - Idaho
   Power Company                        1              2
   Total interest and other            18             18

INCOME BEFORE INCOME TAXES             34             52

INCOME TAXES                            9             17

NET INCOME                          $  25          $  35

AVERAGE COMMON SHARES
 OUTSTANDING (000'S)               37,560         37,359

EARNINGS PER SHARE (basic and
diluted)                            $0.66          $0.93





                          IDACORP, Inc.
              Consolidated Statements of Cash Flows
            For Periods Ended March 31, 2002 and 2001
                  Summary Financial Information
                      (Millions of Dollars)

                                      Three Months Ended
                                    3/31/02        3/31/01

OPERATING ACTIVITIES:
 Net income                         $  25          $  35
 Adjustments to reconcile net
   income to net cash provided by
   (used in) operating activities:
   Allowance for uncollectible
     accounts                           -             20
   Unrealized (gains) losses from
     energy marketing activities       20            (75)
   Depreciation and amortization       27             26
   Deferred taxes and investment
     tax credits                      (14)            62
   Accrued PCA costs                   30            (60)
   Change in:
     Receivables and prepayments       22            (23)
     Accounts payable                 (88)           (48)
     Taxes (receivable) accrued        66            (32)
     Other                             21            (32)
      Net cash provided by (used
        in) operating activities      109           (127)

INVESTING ACTIVITIES                  (72)           (57)

FINANCING ACTIVITIES:
 Proceeds from issuance of long-
   term debt                            -            120
 Retirement of long-term debt         (52)           (80)
 Increase (decrease) in short-term
   borrowings                          23             96
 Dividends on common stock            (17)           (17)
 Other                                  1            (12)
   Net cash provided by (used in)
     financing activities             (45)           107

Net increase (decrease) in cash
  and cash equivalents                 (8)           (77)

Cash and cash equivalents
  beginning of period                  67            107

Cash and cash equivalents at end
  of period                         $  59          $  30



                          IDACORP, Inc.
                   Consolidated Balance Sheets
     For Periods Ended March 31, 2002 and December 31, 2001
                  Summary Financial Information
                      (Millions of Dollars)

                                    3/31/02        12/31/01

ASSETS:
 Cash and cash equivalents          $   59         $   67
 Receivables net of allowance          157            181
 Energy marketing assets               102            194
 Other current assets                  140            211
  Total current assets                 458            653

 Investments                           207            159
 Property, plant and equipment -
   net                               1,889          1,886

 Energy marketing assets - long-
   term                                138            204
 Regulatory assets                     509            544
 Other assets                          198            196
  Total other assets                   845            944

   Total Assets                     $3,399         $3,642



Liabilities and Shareholders'
  Equity
 Current maturities of long-term
   debt                             $   36         $   36
 Notes payable                         386            363
 Accounts payable                      160            248
 Energy marketing liabilities          104            125
 Derivative liabilities                 29             41
 Other current liabilities              72             94
  Total current liabilities            787            907

 Deferred income taxes                 584            590
 Energy marketing liabilities -
   long-term                            54            135
 Derivative liabilities - long-
   term                                  3              7
 Regulatory liabilities                116            114
 Other liabilities                      78             71
  Total other liabilities              835            917

 Long-term debt                        791            843
 Preferred stock of Idaho Power
   Company                             104            104
 Shareholders' equity                  882            871

   Total  Liabilities &
     Shareholders' Equity           $3,399         $3,642




      Idaho Power Company Supplemental Operating Statistics

                                         Three Months Ended
                                        3/31/02      3/31/01
Energy Use - MWh

 Residential                          1,356,062      1,349,845
 Commercial                             877,601        833,960
 Industrial                             773,667      1,063,728
 Irrigation                               2,728          1,898
  Total General Business              3,010,058      3,249,431
 Off-System Sales                       821,956        494,872
  Total                               3,832,014      3,744,303

Revenue ($000's)

 Residential                          $  94,154      $  69,735
 Commercial                              48,585         32,705
 Industrial                              43,120         30,533
 Irrigation                                 261            148
  Total General Business                186,120        133,121
 Off-System Sales                        20,159         55,249
  Total                               $ 206,279      $ 188,370

Customers - Period End

 Residential                            336,702        329,470
 Commercial                              52,373         51,220
 Industrial                                 113            117
 Irrigation                              13,824         15,127
  Total                                 403,012        395,934



   IDACORP Energy Unconsolidated Operating Statistics $(000)'s

Revenue (1)                          $  436,549    $ 1,038,542
Cost of Goods Sold (1)                  427,031        966,567
Gross Margin                              9,518         71,975
SG&A                                      3,257         33,428
Operating Margin                     $    6,261    $    38,547

Value at Risk:
 End of period 95% confidence
   level                             $    1,683    $     4,363
 End of period 99% confidence
   level                             $    2,384    $     6,181
 Avg. over Period (95% confidence)   $    1,391    $     7,398

Settled Volume:
 Electricity (mwh's)                 12,997,815      6,308,614
 Natural Gas (mmbtu's)               12,173,707     17,383,287


(1) These amounts differ from those reported on the Consolidated
Earnings Statements due to intersegment eliminations.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                   IDACORP, INC.

Dated: April 25, 2002              By: /s/Darrel T. Anderson
                                          Darrel T. Anderson
                                          Vice President, Chief
                                          Financial Officer and
                                          Treasurer



                                   IDAHO POWER COMPANY

                                   By: /s/Darrel T. Anderson
                                          Darrel T. Anderson
                                          Vice President, Chief
                                          Financial Officer and
                                          Treasurer